Exhibit 23(b)

                            CONSENT OF COUNSEL

The Board of Directors
Koger Equity, Inc.
3986 Boulevard Center Drive
Jacksonville, Florida 32207

Dear Sirs:

     The undersigned consents to the use of its name under the heading "Legal Opinions" contained in a Prospectus, which is Part I of a Registration Statement on Form S-3 filed by Koger Equity, Inc. (the "Company") for the purpose of registering
372,414 Warrants to purchase 372,414 Shares of the Company's Common Stock, par value $.01 per share.

                                        Sincerely,




                                        Boling & McCart

July 26, 1994